Exhibit 12A
                                                                 Page 1 of 2

                       GPU, INC. AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED


                                                       Six Months Ended
                                                  ----------------------------
                                                    June 30,         June 30,
                                                      2001             2000
                                                  ------------     -----------

OPERATING REVENUES                                 $2,648,310       $2,456,818
                                                    ---------        ---------

OPERATING EXPENSES:                                 2,211,347        2,258,508
  Interest portion of rentals (A)                       9,559           11,917
  Fixed charges of service company
    subsidiaries (B)                                    2,343            2,548
                                                    ---------        ---------
      Net expense                                   2,199,445        2,244,043
                                                    ---------        ---------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds used
    during construction                                   845            2,127
  Equity in undistributed earnings/(losses)
    of affiliates, net                                 (6,180)           5,772
  Other income, net                                    83,026           50,210
  Minority interest net income                         (1,766)          (1,086)
                                                    ---------        ---------
      Total other income and deductions                75,925           57,023
                                                    ---------        ---------

EARNINGS AVAILABLE FOR FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (excluding
  taxes based on income)                           $  524,790       $  269,798
                                                    =========        =========

FIXED CHARGES:
  Interest on funded indebtedness                  $  228,292       $  269,101
  Other interest (C)                                   16,647           15,687
  Preferred stock dividends of
    subsidiary on a pretax basis (E)                    4,746            1,465
  Interest portion of rentals (A)                       9,559           11,917
                                                    ---------        ---------
      Total fixed charges                          $  259,244       $  298,170
                                                    =========        =========

RATIO OF EARNINGS TO FIXED CHARGES (F)                   2.02             0.90
                                                         ====             ====

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (D)                      2.02             0.90
                                                         ====             ====

                                                                 Exhibit 12A
                                                                 Page 2 of 2

                       GPU, INC. AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED


-------------------------

NOTES:

(A) GPU has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from operating expenses.

(B) Represents fixed charges of GPU Service, Inc. which are accounted for as operating expenses in GPU's consolidated income statement. GPU has removed the fixed charges from operating expenses and included such amounts in fixed charges as interest on funded indebtedness and other interest for this statement.

(C) Includes amount for subsidiary-obligated mandatorily redeemable preferred securities of $5,350 and $5,350 for the six month periods ended June 30, 2001 and 2000, respectively, and amount for subsidiary-obligated trust preferred securities of $7,345 and $7,345 for the six month periods ended June 30, 2001 and 2000, respectively.

(D) GPU, Inc., the parent holding company, does not have any preferred stock outstanding, therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

(E) Calculation of preferred stock dividends of subsidiaries on a pretax basis is as follows:
                                                        Six Months Ended
                                                  ----------------------------
                                                   June 30,          June 30,
                                                     2001              2000
                                                  ---------         ----------

Income/(loss) before provision for income taxes
 and preferred stock dividends of subsidiaries     $270,292          $(26,907)

Income/(loss) before preferred stock dividends
 of subsidiaries                                    158,428           (75,693)

Pretax earnings ratio                                170.6%             35.5%

Preferred stock dividends of subsidiaries             2,782             4,122

Preferred stock dividends of subsidiaries on
 a pretax basis                                       4,746             1,465


(F) For the six month period ended June 30, 2000, GPU, Inc.'s pre-tax earnings were inadequate to cover its fixed charges for the same period. The amount of such earnings deficiency for June 30, 2000 was $28.4 million pre-tax.

                                                                 Exhibit 12B
                                                                 Page 1 of 2

           JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY COMPANY
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED


                                                        Six Months Ended
                                                  ---------------------------
                                                    June 30,         June 30,
                                                      2001             2000
                                                  -----------      ----------


OPERATING REVENUES                                 $982,736         $942,895
                                                    -------          -------

OPERATING EXPENSES                                  780,614          747,347
  Interest portion of rentals (A)                     1,928            4,519
                                                    -------          -------
      Net expense                                   778,686          742,828
                                                    -------          -------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds used
    during construction                                 375            1,332
  Other income, net                                  17,707           12,731
                                                    -------          -------
      Total other income and deductions              18,082           14,063
                                                    -------          -------

EARNINGS AVAILABLE FOR FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS (excluding
  taxes based on income)                           $222,132         $214,130
                                                    =======          =======

FIXED CHARGES:
  Interest on funded indebtedness                  $ 49,221         $ 45,822
  Other interest (B)                                  6,530            5,710
  Interest portion of rentals (A)                     1,928            4,519
                                                    -------          -------
      Total fixed charges                          $ 57,679         $ 56,051
                                                    =======          =======

RATIO OF EARNINGS TO FIXED CHARGES                     3.85             3.82
                                                       ====             ====

Preferred stock dividend requirement               $  2,782         $  4,122
Ratio of income before provision for
  income taxes to net income (C)                      168.8%           165.9%
                                                    -------          -------
Preferred stock dividend requirement
  on a pretax basis                                   4,696            6,838
Fixed charges, as above                              57,679           56,051
                                                    -------          -------
      Total fixed charges and
        preferred stock dividends                  $ 62,375         $ 62,889
                                                    =======          =======

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS                        3.56             3.40
                                                       ====             ====

                                                                 Exhibit 12B
                                                                 Page 2 of 2

           JERSEY CENTRAL POWER & LIGHT COMPANY AND SUBSIDIARY COMPANY
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
       AND PREFERRED STOCK DIVIDENDS BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED



-------------------------

NOTES:

(A) JCP&L has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated mandatorily redeemable preferred securities of $5,350 and $5,350 for the six month periods ended June 30, 2001 and 2000, respectively.

(C) Represents income before provision for income taxes of $164,453 and $149,279 for the six month periods ended June 30, 2001 and 2000, respectively, divided by net income of $97,436 and $90,004, respectively for the same periods.

                                                                 Exhibit 12C
                                                                 Page 1 of 2

              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED


                                                        Six Months Ended
                                                  ---------------------------
                                                    June 30,         June 30,
                                                      2001             2000
                                                  -----------      ----------


OPERATING REVENUES                                 $443,556         $400,870
                                                    -------          -------

OPERATING EXPENSES                                  380,904          326,338
  Interest portion of rentals (A)                       534              513
                                                    -------          -------
      Net expense                                   380,370          325,825
                                                    -------          -------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds used
    during construction                                 186              296
  Other income, net                                  17,385           11,020
                                                    -------          -------
      Total other income and deductions              17,571           11,316
                                                    -------          -------

EARNINGS AVAILABLE FOR FIXED CHARGES
  (excluding taxes based on income)                $ 80,757         $ 86,361
                                                    =======          =======

FIXED CHARGES:
  Interest on funded indebtedness                  $ 22,451         $ 23,340
  Other interest (B)                                  4,906            4,761
  Interest portion of rentals (A)                       534              513
                                                    -------          -------
      Total fixed charges                          $ 27,891         $ 28,614
                                                    =======          =======

RATIO OF EARNINGS TO FIXED CHARGES                     2.90             3.02
                                                       ====             ====

                                                                 Exhibit 12C
                                                                 Page 2 of 2

              METROPOLITAN EDISON COMPANY AND SUBSIDIARY COMPANIES
      STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED



-------------------------

NOTES:

(A) Met-Ed has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated trust preferred securities of $3,675 and $3,675 for the six month periods ended June 30, 2001 and 2000, respectively.

                                                                 Exhibit 12D
                                                                 Page 1 of 2

            PENNSYLVANIA ELECTRIC COMPANY AND SUBSIDIARY COMPANIES
     STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED


                                                        Six Months Ended
                                                  ---------------------------
                                                    June 30,        June 30,
                                                      2001            2000
                                                  -----------     -----------


OPERATING REVENUES                                 $474,427         $426,894
                                                    -------          -------

OPERATING EXPENSES                                  445,935          358,584
  Interest portion of rentals (A)                       216            1,463
                                                    -------          -------
      Net expense                                   445,719          357,121
                                                    -------          -------

OTHER INCOME AND DEDUCTIONS:
  Allowance for funds used
    during construction                                 284              499
  Other income, net                                   3,719            4,705
                                                    -------          --------
      Total other income and deductions               4,003            5,204
                                                    -------          --------

EARNINGS AVAILABLE FOR FIXED CHARGES
  (excluding taxes based on income)                $ 32,711         $ 74,977
                                                    =======          =======

FIXED CHARGES:
  Interest on funded indebtedness                  $ 19,661         $ 16,401
  Other interest (B)                                  4,747            4,277
  Interest portion of rentals (A)                       216            1,463
                                                    -------          -------
      Total fixed charges                          $ 24,624         $ 22,141
                                                    =======          =======

RATIO OF EARNINGS TO FIXED CHARGES                     1.33             3.39
                                                       ====             ====

                                                                 Exhibit 12D
                                                                 Page 2 of 2

            PENNSYLVANIA ELECTRIC COMPANY AND SUBSIDIARY COMPANIES
     STATEMENTS SHOWING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    BASED ON SEC REGULATION S-K, ITEM 503
                                 (In Thousands)
   ---------------------------------------------------------------------------
                                    UNAUDITED



-------------------------

NOTES:

(A) Penelec has included the equivalent of the interest portion of all rentals charged to income as fixed charges for this statement and has excluded such components from Operating Expenses.

(B) Includes amount for company-obligated trust preferred securities of $3,670 and $3,670 for the six month periods ended June 30, 2001 and 2000, respectively.